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                                                                   EXHIBIT 23.04

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in AT&T Corp.'s Registration Statement on Form S-4 and to the incorporation by reference therein of our report dated October 25, 1999, with respect to the consolidated financial statements and schedule of Four Media Company included in Four Media Company's Annual Report (Form 10-K) for the year ended August 1, 1999, filed with the Securities and Exchange Commission.


                                        /s/ Ernst & Young LLP


Los Angeles, California
February 9, 2000